Exhibit 99

                  COMPUMED, INC. SECURES $5 MILLION EQUITY LINE

            Equity Line Will Bolster Development and Marketing of New
                     Digital-Based Medical Imaging Products

Los Angeles, CA - January 12, 2004 -- CompuMed, Inc. (CMPD.OB) -- a medical informatics company serving the healthcare community with diagnostic software solutions -- today announced that it has signed a deal for a $5 million equity line arrangement with Boston-based Dutchess Private Equities. The funds will be used to support ongoing operations, as well as R&D and business development activities for CompuMed's new medical imaging products, including DICOM (Digital Communications and Imaging in Medicine) standards-based systems.
Under the terms of the equity line agreement, CompuMed may elect to receive as much as $5 million from Dutchess in common stock purchases over the next three years.
 "We are pleased to be associated with Dutchess," said CompuMed CEO, Jerry McLaughlin. "After extensive research and discussions with a number of private equity funds, our decision to choose Dutchess was based on its history of commitment to helping companies like ours succeed. This commitment is verified by the strong endorsements Dutchess has earned from its current portfolio of clients."
CompuMed recently launched the first component in a suite of medical imaging applications that will reside on the platforms of digital (i.e., filmless) x-ray equipment. The company's first entry into this high growth segment of the medical imaging market is a new DICOM version of its OsteoGram system for low cost screening, diagnosis and monitoring of osteoporosis. The new DICOM version is designed to be incorporated into other firms' digital imaging equipment as a licensed, value-added component. In recent months, CompuMed has signed licensing, distribution and product development agreements with leading imaging equipment manufacturers and distributors worldwide.
 "The financing is an important step for CompuMed. It enables us to accelerate our efforts to develop and integrate our patented OsteoGram medical imaging technology with workstations and digital imaging devices developed by other companies," added McLaughlin. "In addition, we could be in an enhanced position to possibly acquire a strategically related firm and/or technology that will afford us critical mass."
About  CompuMed:

Founded in 1973, CompuMed, Inc. (BB:CMPD) is a leading provider of computer-aided telemedicine and diagnostics technology. The company's core products are the OsteoGram and CardioGram systems. The OsteoGram, which is cleared by the FDA for commercial use, is an accurate and precise technology for low-cost osteoporosis testing. The CardioGram system remotely interprets electrocardiograms and is used by private practice, government and corporate healthcare providers nationwide. The CardioGram also has the capability to automatically provide an over-read (i.e., follow-up review) by a cardiologist. CompuMed is headquartered in Los Angeles. Visit CompuMed at www.compumed.net or call (310) 258-5000.

About  Dutchess  Advisors,  LLC:

Dutchess Advisors, LLC is engaged in assisting growth companies in all facets of their long-term strategy by providing capital and progressive business solutions. Through Dutchess Private Equities Fund, LP, it manages a portfolio of private investments in public equities. Although the Company's investments are passive in nature, Dutchess provides a wide range of advisory services to assist its client companies long after the initial infusion of capital. Founded in 1996, Dutchess has been involved in excess of $200 million in financings for such companies.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, ability to raise capital, the availability of appropriate acquisition candidates and/or business partnerships, economic conditions, the impact of competition and pricing, capacity and supply constraints or difficulties, government regulation and other risks defined in this document. All such forward-looking statements whether written or oral, and whether made by or on behalf of the Company are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact: Erik Deutsch of Tellem Worldwide, +1-310-479-6111, ext. 15, edeutsch@tellem.com